Exhibit 23


                    INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-11145 on Form S-3 and 333-25261, 333-73041, 333-73075 on Form
S-8 of Otter Tail Power Company of our report dated February 1, 1999, incorporated by reference in this Annual Report on Form 10-K of Otter Tail Power Company for the year ended December 31, 1998.




Deloitte & Touche LLP
Minneapolis, Minnesota
March 24, 1999